C/Funds Group, Inc.

C/Fund
C/Growth Stock Fund
C/Government Fund
C/Community Association Reserve Fund

2002 Annual Report

Table of Contents
Letter to Shareholders*
Comparative Performance*
Schedules of Investments*
Audited Financial Statements*
Financial Highlights*
Notes to Financial Statements*
Management Information*
Report of Independent Certified Public Accountants*

LETTER TO SHAREHOLDERS

Stock prices have now completed a third straight year of negative performance. This kind of investment climate has, of course, impacted both of the stock funds for the calendar year just past. At the same time, the Economy has been drifting with no clear direction indicated, which is making it more difficult for leading public companies to increase revenues and profits.

At present there is little to suggest that the pattern can improve much until after the geopolitical uncertainties currently facing the U.S. are behind us. In the meantime, with share prices now down to more attractive levels, the manager of C/Fund has chosen to shift fund investments back into stocks and away from fixed investments. Interest rate yields on most bonds and other similar fixed investments are simply unattractive now considering the greater than average risk of price erosion on bonds in the event of even the slightest increase in rates. Accordingly, fixed investments offer little that is of interest to all but the most conservative of investors, leaving stocks as the only remaining sector of preference available just now.

C/Government Fund and C/Community Association Reserve Fund are both invested in relatively short maturities in order to protect against price erosion from any rise in interest rates. This produces a low yield on fund shares so long as this environment continues, but does hold net asset values from declining should conditions worsen due to economic or geopolitical difficulties.

It is important from time to time to recall the differences in the four Funds. This past year C/Fund itself was reclassified by the Lipper fund services company from a "Growth and Income" category fund, to a "Flexible" fund. This is mostly a correction that was long overdue by that organization in that C/Fund has been able since inception to be invested in stocks or bonds in any ratio at any given time. The Flexible classification merely puts this fund into a peer group of funds having similar investment objectives. Likewise, comparisons in the old category have long been unfair to C/Funds. This new classification will now make C/Fund comparable to similar funds. C/Growth Stock Fund, on the other hand is mandated to be essentially invested mostly in stocks most of the time, regardless of market outlook, as is true with all stock funds existing in the U.S. today. C/Government Fund and C/Community Association Reserve Fund on the other hand are both bond type funds, whose portfolios can only be rearranged from time to time into longer or shorter maturity issues as market conditions dictate. But, they must always be invested in bonds or short term money market instruments with all of their monies and cannot own any stocks. Because of this, they have both performed very well this past few years vis-a-vis stock funds as investors bid up bond prices with proceeds garnered from the sale of stocks. Falling interest rates confirmed and influenced rising bond prices.

Once again we would like to thank all shareholders for their continued confidence and patience during these difficult times, as management and staff make every effort to seek to hold down expenses, and to provide decent return rates along with a measure of safety against market risk.

Sincerely,

R. G. "Kelly" Caldwell, Jr.

President

This Page Left Blank Intentionally

C/Fund

Illustration of a $10,000 Investment Before Taxes

C/Growth Stock Fund

Illustration of a $10,000 Investment Before Taxes

C/Government Fund

Illustration of a $10,000 Investment Before Taxes

C/Community Association Reserve Fund

Illustration of a $10,000 Investment Before Taxes

Performance Summary

As of December 31, 2002

Fund	Period	Before Taxes	After Taxes on Distributions	After Taxes on Distributions and Sale of Fund Shares
C/Fund (Inception 03/85)	1 Year	0.12%	-0.65%	-0.08%
	5 Years	0.25%	-1.86%	-.05%
	10 Years	7.00%	4.95%	5.76%
C/Growth Stock (Inception 07/92)	1 Year	-24.75%	-24.82%	-19.82%
	5 Years	-0.43%	-2.07%	0.10%
	10 Years	5.44%	3.91%	4.60%
C/Government (Inception 07/92)	1 Year	3.20%	2.22%	2.12%
	5 Years	5.06%	3.20%	3.12%
	10 Years	5.62%	3.53%	3.46%
C/Community Association Reserve (Inception 07/92)	1 Year	3.36%	2.29%	2.20%
	5 Years	4.56%	2.81%	2.78%
	10 Years	5.25%	3.18%	3.17%

C/FUND
SCHEDULE OF INVESTMENTS
December 31, 2002

	Shares or Par Value	Value
EQUITIES
Air Transportation, Scheduled (0.4%)		$13,900
Southwest Airlines	1,000	13,900

Aircraft & Parts (6.3%)		224,777
Boeing Co.	1,890	62,351
Honeywell International, Inc.	1,890	45,360
United Technologies Corp.	1,890	117,066

Beverages (2.3%)		82,820
Coca-Cola Co.	1,890	82,820

Cigarettes (2.1%)		76,602
Philip Morris Cos.	1,890	76,602

Commercial Banks (3.1%)		111,869
Citigroup, Inc.	1,890	66,509
J. P. Morgan Chase & Co.	1,890	45,360

Computer & Data Processing Services (6.9%)		243,800
IBM Corp.	1,885	146,087
Microsoft Corp.	1,890	97,713

Computer & Office Equipment (0.9%)		32,810
Hewlett Packard Co.	1,890	32,810

Construction & Related Machinery (2.4%)		86,411
Caterpillar	1,890	86,411

Drugs (8.5%)		303,323
Amgen, Inc.	536	25,910
Biogen, Inc.	90	3,605
Bristol Myers Squibb Co.	250	5,788
Chiron Corp.	90	3,384
Genentec, Inc.	200	6,632
Human Genome Sciences	65	573
IDEC Pharmaceuticals Corp.	85	2,819
Johnson & Johnson	1,890	101,512
MedImmune, Inc.	150	4,076
Merck & Co., Inc.	1,885	106,709
Millennium Pharmaceuticals	130	1,032
Pfizer, Inc.	1,350	41,283

Eating & Drinking Places (0.9%)		30,391
McDonald's Restaurants	1,890	30,391

Electronic Components & Accessories (0.8%)		29,427
Intel Corp.	1,890	29,427

Grocery Stores (2.2%)		78,015
Albertsons, Inc.	3,500	78,015

C/FUND
SCHEDULE OF INVESTMENTS
December 31, 2002

	Shares or Par Value	Value
EQUITIES (Continued)
Lumber & Other Building Materials (1.3%)		$45,284
Home Depot, Inc.	1,890	45,284

Lumber & Wood Products (0.7%)		23,600
Plum Creek Timber Co.	1,000	23,600

Measuring & Controlling Devices (0.1%)		2,052
Applera Corp. - Applied Biosystems Group	117	2,052

Medical Service & Health Insurance (6.1%)		218,250
Berkshire Hathaway, Inc., Delaware	3	218,250

Miscellaneous (0.0%)		70
PML, Inc.	125	69
Tice Technology, Inc.	125	1

Miscellaneous Converted Paper Products (6.6%)		233,037
3M Company	1,890	233,037

Motor Vehicles & Equipment (2.0%)		69,665
General Motors Corp.	1,890	69,665

Nonclassifiable Establishments (1.3%)		46,022
General Electric Co.	1,890	46,022

Nonferrous Rolling & Drawing (1.2%)		43,054
Alcoa, Inc.	1,890	43,054

Paper & Allied Products (1.9%)		66,093
International Paper Co.	1,890	66,093

Personal Credit Institutions (1.9%)		66,812
American Express Co.	1,890	66,812

Petroleum Refining (3.5%)		125,288
BP Amoco PLC ADS	1,241	50,447
Exxon Mobil Corp.	1,890	66,037
Royal Dutch Petroleum Co.	200	8,804

Photographic Equipment & Supplies (2.0%)		71,832
Eastman Kodak Co.	2,050	71,832

Plastics Materials & Synthetics (2.3%)		80,136
E. I. Dupont De Nemours & Co.	1,890	80,136

Radio & Television Broadcasting (0.9%)		30,826
Walt Disney Co.	1,890	30,826

Ship & Boat Building & Repairing (2.2%)		79,370
General Dynamics Corp.	1,000	79,370

C/FUND
SCHEDULE OF INVESTMENTS
December 31, 2002

	Shares or Par Value	Value
EQUITIES (Continued)
Soap, Cleaners, & Toilet Goods (4.6%)		$162,748
Proctor & Gamble Co.	1,890	162,748

Telephone Communications, Except Radio (1.6%)		58,397
AT&T Corp.	378	9,870
SBC Communications, Inc.	1,790	48,527

Transportation Services (0.6%)		22,820
GATX Corp.	1,000	22,820

Variety Stores (2.7%)		95,464
Wal-Mart Stores	1,890	95,464

PREFERRED STOCKS
Preferred Stocks (1.8%)		63,750
Royal Bank Of Scotland PFD H	2,500	63,750

GOVERNMENTS
Governments--Fixed (17.9%)		637,313
U.S. Treasury Notes, 3.625%, due 03/31/04	200,000	205,813
U.S. Treasury Notes, 4.625%, due 05/15/06	400,000	431,500

TOTAL EQUITIES (80.3%)		2,854,965
TOTAL PREFERRED STOCKS (1.8%)		63,750
TOTAL GOVERNMENTS (17.9%)		637,313
TOTAL INVESTMENTS (100.0%)		$3,556,028

C/GROWTH STOCK FUND
SCHEDULE OF INVESTMENTS
December 31, 2002

	Shares	Value
EQUITIES
Apparel & Other Textile Products (1.5%)		$14,437
Columbia Sportswear	325	14,437

Beverages (1.7%)		16,705
Pepsi Bottling Group	650	16,705

Computer & Data Processing Services (9.5%)		91,401
Affiliated Computer Services, Inc.	350	18,427
eBay, Incc	290	19,668
Electronic Arts, Inc.	220	10,949
IBM Corp.	175	13,562
Internet Security Systems, Inc.	675	12,373
Intuit, Inc.	350	16,422

Drug Stores & Proprietary Stores (2.7%)		26,009
Caremax RX, Inc.	900	14,625
Walgreen Co.	390	11,384

Drugs (4.1%)		39,288
Forest Laboratories, Inc.	400	39,288

Drugs, Proprietaries, & Sundries (1.4%)		13,022
Cardinal Health, Inc.	220	13,022

Eating & Drinking Places (3.0%)		28,930
Darden Restaurant Group	640	13,088
Outback Steakhouse	460	15,842

Electric Services (1.7%)		16,040
Progress Energy, Inc.	370	16,040

Family Clothing Stores (4.0%)		38,399
Abercrombie & Fitch CL A	600	12,276
American Eagle Outfitters	890	12,264
TJX Companies, Inc.	710	13,859

Fire, Marine, & Casualty Insurance (1.7%)		15,882
Progressive Corp. Ohio	320	15,882

Furniture & Home Furnishings Stores (1.5%)		14,848
Bed Bath & Beyond	430	14,848

Health & Allied Services, NEC (1.3%)		12,964
Lincare Holdings, Inc.	410	12,964

Hospitals (5.0%)		47,630
Health Management Associates, Inc.	1,605	28,729
Tenet Healthcare	300	4,920
Universal Health Services, Inc. B	310	13,981

C/GROWTH STOCK FUND
SCHEDULE OF INVESTMENTS
December 31, 2002

	Shares	Value
EQUITIES (Continued)
Household Audio & Video Equipment (1.6%)		$14,875
Harman International Industry	250	14,875

Insurance Agents, Brokers, & Service (1.3%)		12,906
First Health Group Corp.	530	12,906

Life Insurance (2.9%)		27,498
American International Group	225	13,016
Jefferson Pilot	380	14,482

Lumber & Other Building Materials (3.1%)		30,000
Lowe's Co.	800	30,000

Medical Instruments & Supplies (12.0%)		115,392
Baxter International, Inc.	540	15,120
Biomet, Inc.	1,000	28,660
Boston Scientific Corp.	510	21,685
Guidant Corp.	400	12,340
Stryker Corp.	560	37,587

Medical Service & Health Insurance (8.1%)		80,668
HealthNet, Inc.	600	15,840
Humana, Inc.	1,070	10,700
Mid-Atlantic Medical Services, Inc.	390	12,636
UnitedHealth Group	335	27,972
WellPoint Health Networks, Inc.	190	13,520

Metal Cans & Shipping Containers (2.0%)		18,940
Ball Corp.	370	18,940

Miscellaneous Amusement, Recreation Services (1.4%)		13,860
Harrah's Entertainment, Inc.	350	13,860

Miscellaneous Food & Kindred Products (1.8%)		17,527
Starbucks Corp.	860	17,527

Miscellaneous Investing (3.2%)		31,160
Equity Office Properties Trust	620	15,488
Simon Property Group, Inc.	460	15,672

Miscellaneous Manufactures (1.7%)		16,702
International Game Technology	220	16,702

Motorcycles, Bicycles, & Parts (3.1%)		30,030
Harley Davidson	650	30,030

Nonclassifiable Establishments (1.4%)		13,880
General Electric Co.	570	13,880

Nonstore Retailers (1.5%)		14,640
Amazon.com, Inc.	775	14,640

C/GROWTH STOCK FUND
SCHEDULE OF INVESTMENTS
December 31, 2002

	Shares	Value
EQUITIES (Continued)
Offices & Clinics Of Medical Doctors (1.3%)		$12,483
Coventry Health Care, Inc.	430	12,483

Operative Builders (3.3%)		31,313
Centex Corp.	325	16,315
KB Home	350	14,998

Personal Services (1.9%)		18,492
H&R Block, Inc.	460	18,492

Public Building & Related Furniture (1.7%)		16,034
Johnson Controls, Inc.	200	16,034

Soap, Cleaners, & Toilet Goods (1.6%)		15,263
Clorox, Inc.	370	15,263

Surety Insurance (1.4%)		13,560
Radian Group	365	13,560

Variety Stores (4.3%)		41,418
Wal-Mart Stores	820	41,418

TOTAL EQUITIES (100.0%)		962,196
TOTAL INVESTMENTS (100.0%)		$962,196

C/GOVERNMENT FUND
SCHEDULE OF INVESTMENTS
December 31, 2002

Par Value	Value
GOVERNMENTS
FHLB Notes, 3.625%, due 10/15/04	200,000	$206,920
FHLB Notes, 4.000%, due 02/15/05	200,000	208,620
U.S. Treasury Notes, 5.500%, due 02/28/03	100,000	100,703
U.S. Treasury Notes, 5.750%, due 08/15/03	100,000	102,813
U.S. Treasury Notes, 3.375%, due 04/30/04	300,000	308,250
U.S. Treasury Notes, 3.250%, due 05/31/04	300,000	308,109
U.S. Treasury Notes, 6.000%, due 08/15/04	100,000	107,391
U.S. Treasury Notes, 2.125%, due 08/31/04	500,000	505,703
U.S. Treasury Notes, 4.625%, due 05/15/06	200,000	215,750
U.S. Treasury Notes, 3.500%, due 11/15/06	300,000	312,188
U.S. Treasury Notes, 3.000%, due 11/15/07	300,000	303,609

TOTAL GOVERNMENTS (100.0%)		2,680,056
TOTAL INVESTMENTS (100.0%)		$2,680,056

C/COMMUNITY ASSOCIATION RESERVE FUND
SCHEDULE OF INVESTMENTS
December 31, 2002

Par Value	Value
GOVERNMENTS
FHLB Notes, 5.125%, due 01/13/03	50,000	$50,055
FHLB Notes, 5.375%, due 01/05/04	100,000	104,050
FHLB Notes, 3.625%, due 10/15/04	100,000	103,460
FNMA Notes, 4.000%, due 08/15/03	100,000	101,630
FNMA Notes, 5.625%, due 05/14/04	100,000	105,600
FNMA Notes, 3.500%, due 09/15/04	100,000	103,120
U.S. Treasury Notes, 4.250%, due 05/31/03	100,000	101,281
U.S. Treasury Notes, 3.250%, due 12/31/03	50,000	51,008

TOTAL GOVERNMENTS (100.0%)		720,204
TOTAL INVESTMENTS (100.0%)		$720,204

C/FUNDS GROUP, INC.
STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2002

	C/Fund	C/Growth Stock Fund	C/Government Fund	C/Community Association Reserve Fund
Securities at Amortized Cost	$3,609,774	$971,488	$2,646,316	$703,380

ASSETS
Cash & Equivalents	$26,591	$26,311	$372,599	$39,167
Investment in Securities	3,556,028	962,196	2,680,056	720,204
Receivables
Dividends & Interest	6,773	576	21,253	8,280
Expense Waiver	18,679	6,602	0	0
	3,608,071	995,685	3,073,908	767,651

LIABILITIES
Accrued Liabilities	2,194	591	981	292
	2,194	591	981	292

NET ASSETS
Paid In Capital, Net	4,187,920	1,081,027	3,263,312	752,763
(Accumulated Losses) Distributable Earnings	(582,043)	(85,933)	(190,385)	14,596
	$3,605,877	$995,094	$3,072,927	$767,359

CAPITAL SHARES	280,135	110,113	301,225	76,210

NET ASSET VALUE PER SHARE	$12.87	$9.04	$10.20	$10.07

C/FUNDS GROUP, INC.
STATEMENTS OF OPERATIONS
For the Year Ending December 31, 2002

	C/Fund	C/Growth Stock Fund	C/Government Fund	C/Community Association Reserve Fund
INVESTMENT INCOME
Dividends	$29,437	$10,428	$0	$0
Interest	97,238	1,542	31,381	29,843
	126,675	11,970	31,381	29,843
OPERATING EXPENSES
Investment advisory fee	38,619	11,959	6,523	4,354
Professional fees	21,434	7,173	2,561	1,537
Administrative fees	3,974	1,244	487	294
Registration fees	2,229	610	88	139
Custodian fees	15,773	5,043	5,245	3,609
Directors fees	10,593	3,281	1,327	799
Printing	2,085	640	174	161
Miscellaneous	1,210	571	221	93
Waiver of expenses in excess of 2% limit	(18,679)	(6,602)	0	0
	77,238	23,919	16,626	10,986

NET INVESTMENT INCOME (LOSS)	49,437	(11,949)	14,755	18,857

REALIZED AND UNREALIZED (LOSS) GAIN FROM INVESTMENTS
Change in unrealized (depreciation) appreciation in investments	(92,539)	(250,885)	27,405	5,359
Net realized gain (loss) on investments	44,206	(76,641)	4,300	5,290
NET (LOSS) GAIN ON INVESTMENTS	(48,333)	(327,526)	31,705	10,649

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$1,104	($339,475)	$46,460	$29,506

C/FUNDS GROUP, INC.
STATEMENTS OF CHANGES IN NET ASSETS
For the Year Ending December 31, 2002

	C/Fund	C/Growth Stock Fund	C/Government Fund	C/Community Association Reserve Fund
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS
Net investment income (loss)	$49,437	($11,949)	$14,755	$18,857
Net realized gain (loss) on investments	44,206	(76,641)	4,300	5,290
Change in unrealized (depreciation) appreciation in investments	(92,539)	(250,885)	27,405	5,359
Net increase (decrease) in net assets resulting from operations	1,104	(339,475)	46,460	29,506

DISTRIBUTIONS TO SHAREHOLDERS
Net investment income	(50,644)	0	(14,755)	(18,857)
Net realized long-term gain on investments	0	(5,022)	0	0
Return of capital	(43,190)	(416)	(11,062)	(4,748)
	(93,834)	(5,438)	(25,817)	(23,605)

CAPITAL SHARE TRANSACTIONS
Shares sold	222,218	79,625	3,865,860	665,319
Reinvested distributions	84,110	5,179	7,459	23,574
Shares redeemed	(825,468)	(429,861)	(1,276,456)	(703,224)
	(519,140)	(345,057)	2,596,863	(14,331)

Net increase (decrease) in net assets	($611,870)	($689,970)	$2,617,506	($8,430)

NET ASSETS
Beginning of year	4,217,747	1,685,064	455,421	775,789
End of year	$3,605,877	$995,094	$3,072,927	$767,359

C/FUNDS GROUP, INC.
STATEMENTS OF CHANGES IN NET ASSETS
For the Year Ending December 31, 2001

	C/Fund	C/Growth Stock Fund	C/Government Fund	C/Community Association Reserve Fund
(DECREASE) INCREASE IN NET ASSETS FROM OPERATIONS
Net investment income (loss)	$54,508	($28,331)	$12,183	$30,282
Net realized (loss) gain on investments	(572,594)	34,650	226	453
Change in unrealized (depreciation) appreciation in investments	(59,522)	(451,459)	2,719	9,512
Net (decrease) increase in net assets resulting from operations	(577,608)	(445,140)	15,128	40,247

DISTRIBUTIONS TO SHAREHOLDERS
Net Investment income	(53,210)	0	(12,183)	(30,319)
Net realized long-term gain on investments	(1,216)	(30,690)	0	0
Return of capital	0	0	(183)	(1,671)
	(54,426)	(30,690)	(12,366)	(31,990)

CAPITAL SHARE TRANSACTIONS
Shares sold	267,628	171,078	271,138	390,601
Reinvested distributions	53,005	29,063	11,852	31,743
Shares redeemed	(2,171,015)	(1,409,426)	(103,610)	(545,110)
	(1,850,382)	(1,209,285)	179,380	(122,766)

Net (decrease) increase in net assets	(2,482,416)	(1,685,115)	182,142	(114,509)

NET ASSETS
Beginning of year	6,700,163	3,370,179	273,279	890,298
End of year	$4,217,747	$1,685,064	$455,421	$775,789

C/FUNDS GROUP, INC.
C/FUND, C/GROWTH STOCK FUND, C/GOVERNMENT FUND, AND C/COMMUNITY ASSOCIATION RESERVE FUND
FINANCIAL HIGHLIGHTS (1)
For the Years Ended December 31, 2002, 2001, 2000, 1999, and 1998

	Investment Income	Operating Expenses	Net Investment Income (Loss)	Distributions from Net Investment Income	Net Realized and Unrealized Gain (Loss) on Investments	Distributions from Net Realized Gains on Investments	Distributions from Return of Capital	Total Net Change	Net Asset Value at Beginning of Period	Net Asset Value at End of Period
C/Fund
2002	.49	(.32)	.17	(.17)	(.17)	.00	(.15)	(.31)	$13.19	$12.87
2001	.41	(.27)	.14	(.14)	(1.49)	.00	.00	(1.64)	14.68	13.19
2000	.46	(.40)	.06	(.06)	(5.02)	(4.92)	.00	(9.94)	24.62	14.68
1999	.62	(.43)	.19	(.19)	2.35	(1.52)	.00	.83	23.79	24.62
1998	.66	(.38)	.28	(.72)	4.12	(.50)	.00	3.18	20.61	23.79

C/Growth Stock Fund
2002	.10	(.21)	(.11)	.00	(2.88)	(.04)	.00	(3.02)	$12.07	$9.04
2001	.10	(.26)	(.16)	.00	(2.16)	(.17)	.00	(2.62)	14.56	12.07
2000	.13	(.32)	(.19)	(.02)	(.85)	(1.67)	.00	(2.73)	17.29	14.56
1999	.16	(.29)	(.13)	.00	5.49	(3.91)	.00	1.45	15.84	17.29
1998	.18	(.24)	(.06)	.00	2.96	(.71)	.00	2.19	13.65	15.84

C/Government Fund
2002	.31	(.20)	.11	(.11)	.07	.00	(.08)	.20	$10.13	$10.20
2001	.48	(.12)	.36	(.36)	.15	.00	(.01)	.09	9.98	10.13
2000	.57	(.10)	.47	(.47)	.19	.00	.00	.19	9.79	9.98
1999	.60	(.10)	.50	(.50)	(.44)	.00	.00	(.44)	10.23	9.79
1998	.64	(.10)	.54	(.54)	.22	.00	.00	.22	10.01	10.23

C/Community Association Reserve Fund
2002	.40	(.18)	.22	(.22)	.06	.00	(.06)	.06	$10.01	$10.07
2001	.48	(.12)	.37	(.37)	.10	.00	(.02)	.12	9.91	10.01
2000	.57	(.10)	.47	(.47)	.06	.00	.00	.06	9.85	9.91
1999	.60	(.10)	.50	(.50)	(.18)	.00	.00	(.18)	10.03	9.85
1998	.62	(.10)	.52	(.52)	.03	.00	.00	.03	10.00	10.03

	Operating Expenses to Average Net Assets	Net Investment Income (Loss) to Average Net Assets	Portfolio Turnover Rate	Shares Outstanding at End of Period	Total Return
C/Fund
2002	2.00%	3.70%	81.76%	280,135.12%
2001	2.00%	3.05%	124.36%	319,810	(9.06%)
2000	1.83%	2.13%	100.18%	456,377	(17.20%)
1999	1.75%	.77%	39.65%	397,584	10.66%
1998	1.68%	1.27%	17.58%	372,377	21.39%

C/Growth Stock Fund
2002	2.00%	.99%	144.03%	110,113	(24.75%)
2001	2.00%	.79%	26.46%	139,584	(15.59%)
2000	1.83%	.75%	46.40%	231,471	(5.33%)
1999	1.74%	(.78%)	118.73%	210,914	34.25%
1998	1.68%	(.45%)	88.47%	194,538	21.25%

C/Government Fund
2002	2.00%	3.08%	24.56%	301,225	3.20%
2001	1.16%	4.77%	38.75%	44,967	5.48%
2000	.99%	5.87%	.00%	27,393	8.39%
1999	.99%	5.00%	99.20%	913,173.55%
1998	.96%	5.55%	.00%	975,821	7.89%

C/Community Association Reserve Fund
2002	1.82%	4.00%	38.75%	76,210	3.36%
2001	1.16%	4.86%	73.00%	77,494	5.02%
2000	1.02%	5.84%	19.80%	89,824	5.57%
1999	1.02%	4.99%	70.99%	82,369	3.18%
1998	.96%	5.28%	14.20%	72,179	5.70%
  Selected data for a share of capital stock outstanding throughout the year.

C/FUNDS GROUP, INC.
C/FUND, C/GROWTH STOCK FUND, C/GOVERNMENT FUND, AND C/COMMUNITY ASSOCIATION RESERVE FUND
NOTES TO FINANCIAL STATEMENTS
December 31, 2002

NOTE A - ORGANIZATION

C/Funds Group, Inc. (the Company), is registered as an open-end diversified investment company under the Investment Company Act of 1940. Effective July 2, 1985, the Company's shares were registered under Section 8(a) of the Securities Act of 1933. Currently, the Company offers the following four funds:

FUNDS	PRIMARY INVESTMENTS
C/Fund	Stocks and Fixed Income Securities
C/Growth Stock Fund	Common Stocks or Equivalents
C/Government Fund	Obligations of the U.S. Government
C/Community Association Reserve Fund	Obligations of the U.S. Government

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies are in accordance with accounting policies generally accepted in the investment company industry.

  Security Valuation - Investments in securities traded on a national exchange are stated at the last known trade price on or after 4:00 p.m. New York time on the day of valuation; other securities traded in over-the-counter markets and listed securities for which no sale was reported on that date are stated at the last quoted bid price.

  Investment Income - Dividend income is recorded as of the ex-dividend date. Interest income is recognized on the accrual basis. Discounts and premiums on securities purchased are amortized over the life of the respective security. Realized gains and losses are determined on the identified cost basis.

  Distributions to Shareholders - Dividends to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

  Income Tax Status - No provision for income taxes is included in the accompanying financial statements as the Company regularly distributes to shareholders its taxable investment income and realized gains under provision of the Internal Revenue Code applicable to regulated investment companies.

  Security Transactions - The Company follows industry practice and records security transactions on the trade date.

  Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE C - DISTRIBUTIONS TO SHAREHOLDERS

The tax character of distributions paid during 2002 and 2001 was as follows:

	C/Fund	C/Growth Stock Fund	C/Government Fund	C/Community Association Reserve Fund
Year ended December 31, 2002
Distributions paid from:
Ordinary income	$50,644	$0	$14,754	$18,856
Long-term capital gains	0	5,022	0	0
	50,644	5,022	14,754	18,856
Return of capital	43,190	416	11,063	4,749
Total distributions to shareholders	$93,834	$5,438	$25,817	$23,605

Year ended December 31, 2001
Distributions paid from:
Ordinary income	$53,210	$0	$12,184	$30,319
Long-term capital gains	1,216	30,690	0	0
	54,426	30,690	12,184	30,319
Return of capital	0	0	182	1,671
Total distributions to shareholders	$54,426	$30,690	$12,366	$31,990

NOTE D - TAX BASIS COMPONENTS OF DISTRIBUTABLE EARNINGS

As of December 31, 2002, the components of (accumulated losses) distributable earnings on a tax basis were as follows:

	C/Fund	C/Growth Stock Fund	C/Government Fund	C/Community Association Reserve Fund
Undistributed ordinary income	$91	$0	$0	$0
Capital loss carryforwards	(528,388)	(76,641)	(224,125)	(2,228)
Undistributed long-term capital gains	0	0	0	0
Unrealized appreciation (depreciation)	(53,746)	(9,292)	33,740	16,824
	($582,043)	($85,933)	($190,385)	$14,596

C/FUNDS GROUP, INC.
C/FUND, C/GROWTH STOCK FUND, C/GOVERNMENT FUND, AND C/COMMUNITY ASSOCIATION RESERVE FUND
NOTES TO FINANCIAL STATEMENTS
December 31, 2002

NOTE E - INVESTMENT ADVISORY AGREEMENT

Each fund has a written agreement (the Agreements) for management and investment advisory services with Omnivest Research Corporation (the Advisor) which is owned 100% by Trust Companies of America, Inc. (TCA), which is controlled by the Company's President and his family. The Agreements provide for advisor fees to be computed on the average daily net asset value. Under terms of the agreements, each Fund's total expenses cannot exceed 2% of the Fund's average net asset value in any one year. Expenses in excess of 2% shall be paid by the Advisor. Annual percentage rates provided by the Agreements in computing investment advisory fees and the fees incurred in 2002 are as follows:

FUND	ANNUAL % RATE	INVESTMENT ADVISORY FEES
C/Fund	1.0	$38,619
C/Growth Stock Fund	1.0	11,959
C/Government Fund	.5	6,523
C/Community Association Reserve Fund	.5	4,354

In 2002, total expenses for C/Fund and C/Growth Stock Fund exceeded the 2% limit by $18,679 and $6,602, respectively. These amounts have been recorded as a receivable and as an expense waiver by the respective Fund.

NOTE F - CAPITAL SHARE TRANSACTONS

As of December 31, 2002 and 2001 there were 5,000,000 shares of $.001 par value capital shares authorized. Transactions of the Funds in capital stock were as follows:

	C/Fund	C/Growth Stock Fund	C/Government Fund	C/Community Association Reserve Fund
Year ended December 31, 2002
Shares sold	16,960	8,056	381,662	66,483
Reinvested distributions	6,513	495	738	2,350
Shares redeemed	(63,149)	(38,023)	(126,143)	(70,117)
Net (decrease) increase	(39,676)	(29,472)	256,257	(1,284)

Year ended December 31, 2001
Shares sold	19,170	12,553	26,642	39,192
Reinvested distributions	4,006	2,398	1,173	3,184
Shares redeemed	(159,743)	(106,838)	(10,242)	(54,707)
Net (decrease) increase	(136,567)	(91,887)	17,573	(12,331)

NOTE G - INVESTMENT TRANSACTIONS

Purchases and sales of investment securities and the accumulated gross unrealized appreciation and depreciation of the funds were as follows for 2002:

	C/Fund	C/Growth Stock Fund	C/Government Fund	C/Community Association Reserve Fund
Common Stocks
Purchases	$2,340,575	$1,564,525	$0	$
Sales	81,094	1,857,829	0	0

Preferred Stock
Purchases	12,744	0	0	0

Corporate Bonds
Sales	1,387,279	0	0	0

U.S. Government Obligations
Purchases	914,576	0	2,602,086	302,199
Sales	1,348,658	0	257,219	305,168

Gross:
Unrealized appreciation in securities	162,755	58,524	35,474	16,824
Unrealized depreciation in securities	(216,501)	(67,816)	(1,734)	0

C/FUNDS GROUP, INC.
C/FUND, C/GROWTH STOCK FUND, C/GOVERNMENT FUND, AND C/COMMUNITY ASSOCIATION RESERVE FUND
NOTES TO FINANCIAL STATEMENTS
December 31, 2002

NOTE H - TRANSACTIONS WITH AFFILIATES

In addition to the investment advisory fees discussed in NOTE E, the Funds pay fees to other related entities, all of which are 100% owned by TCA, primarily for custodianship of assets and computer processing and programming. Total fees paid to TCA subsidiaries for services other than investment advising aggregated approximately $35,700 for 2002.

The number of shares held by the President of the Company, employees of the Advisor, and other affiliated persons (including any related or unrelated shareholder who is a beneficial owner of 5% or more of a fund series) at December 31, 2002 are as follows:

	SHARES	VALUE
C/Fund	13,250	$170,529
C/Growth Stock Fund	25,839	233,583
C/Government Fund	69,092	704,740
C/Community Association Reserve Fund	45,990	463,116

NOTE I - MARKET RISK

The Company is exposed to market risk on the amount invested in marketable securities. The maximum amount of loss the Company would incur is limited to the amount recorded in the 2002 financial statements. The Company does not hold any collateral on the marketable securities. This exposure to risk is customary for all entities which have invested in financial instruments.

NOTE J - BROKER ALLOCATIONS

The placement of orders for the purchase and sale of portfolio securities is made under the control of the Advisor, subject to the overall supervision of the Board of Directors.

C/FUNDS GROUP, INC.
MANAGEMENT INFORMATION

Following are the names, duties, and affiliations of the Officers of the Company and the members of the Company's Board of Directors.

Name, Address, and Age	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Director- ships Held
Non-Interested Directors
William L. Adams 7339 Hawkins Road Sarasota, FL 34241 Age: 52	Director	Term: 1 yr. Service: 1.50 yrs.	Branch Manager, Sarasota Office, Vanguard Capital, San Diego, CA (a NASD-registered broker-dealer); Conducts a general securities business.	N/A	None
D. Bruce Chittock 19625 Cats Den Road Chagrin Falls, OH 44023 Age: 68	Chairman, Board of Directors	Term: 1 yr. Service: 5.50 yrs.	Industrial Engineer, Equipment for Industry, Inc., Cleveland, OH.	N/A	None
Emmett V. Weber 3411 Bayou Sound Longboat Key, FL 34228 Age: 70	Director	Term: 1 yr. Service: 9.75 yrs.	Real estate; Retired Capt. USAir, Pittsburgh, PA.	N/A	None
Interested Directors
Roland G. Caldwell, Jr.(1)(2) 3320 Hardee Drive Venice, FL 34292 Age: 35	Director and President	Term: Director, 1 yr.; Officer, N/A Service: 9.75 yrs.	Officer, Trust Companies of America, Inc., currently Pres.; Officer, Caldwell Trust Co., currently Pres., Treas. and Trust Officer; Officer, Omnivest Research Corp., currently Pres.	N/A	None
Deborah C. Pecheux(1)(2) 1911 Oakhurst Parkway Sugarland, TX 77479 Age 45	Director	Term: 1 yr. Service: 10.00 yrs.	VP, CareVu Corporation (claim management and electronic services software company).	N/A	None
Other Non-Interested Personnel
Lyn B. Braswell 542 Silk Oak Venice, FL 34293-4311 Age: 50	Secretary and Fund Administrator	Term: N/A Service: 8.75 yrs.	C/Funds Group, Inc.; Caldwell Trust Co., Asst. Trust Officer; Trust Companies of America, Inc.	N/A	None

(1) Interested persons under the 1940 Act.

(2) Mr. Caldwell and Ms. Pecheux are siblings.

The Company's Statement of Additional Information (SAI) contains more information about the Company's Directors. The SAI is available, without charge, upon request by calling 800-338-9477.

REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

To The Shareholders and Board of Directors
C/FUNDS Group, Inc.
Venice, Florida

We have audited the statements of assets and liabilities, including the schedules of investments, of C/FUNDS Group, Inc. comprising the C/Fund, C/Growth Stock Fund, C/Government Fund, and C/Community Association Reserve Fund portfolios as of December 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting C/FUNDS Group, Inc. as of December 31, 2002, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Gregory, Sharer & Stuart, P.A.

/s/ Gregory, Sharer & Stuart, P.A

St. Petersburg, Florida
January 17, 2003

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Investment Advisor
 Omnivest Research Corporation
201 Center Road, Suite Two
Venice, FL 34292
(941) 493-3600

Custodian
 Caldwell Trust Company
201 Center Road, Suite Two
Venice, FL 34292
(941) 493-3600

Auditors
 Gregory Sharer & Stuart, P.A.
Certified Public Accountants
100 Second Avenue South, Suite 600
St. Petersburg, FL 33701-4383
(727) 821-6161

This report has been prepared for the information of shareholders of the Funds and is not authorized for distribution to Investors unless preceded or accompanied by an effective Prospectus which includes information regarding the Funds' objectives, policies, management, records, and other information.